UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

SKY PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5605 FM 423 Suite 500 Frisco, Texas 75036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 333-7104

                                     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Sky Petroleum, Inc. (the “Company”) received a letter of award (“Award Letter”) from the National Oil Corporation Headquarters Tripoli, Libya (“NOC”) dated July 24, 2024. Under the Award Letter referenced an intent to contract package and subsequent negotiations between the NOC-Libya and the Company for providing the NOC-Libya with drilling rigs to participate in extensive drilling program aiming to increase drilling production, in line with agreed prices, terms and conditions accepted by the NOC-Libya and the Company. The NOC-Libya awarded the Company the right to provide drilling rigs to the following operating companies: Waha Oil Company, AGOCO, Sirte Oil Company, Zallaf Oil and Gas, Akakus Oil Operations, Mabruk Oil Operations, Zueitina Oil Company, Mellitah Oil & Gas, Harouge Oil Company, Nafoush Oil Operations and Sarir Oil Operations. The award is conditional upon rig inspection and acceptance and timely mobilization to Libya.

The Company intends to use third party contractors to finance and deliver drilling rigs under the Award Letter. The Company is in the process of securing drilling rigs to satisfy the conditions under the Award Letter. The Company received confirmation that the first drilling rig, RIG EPS-101 (2000HP) in situ, was accepted in December, 2024 with the Company’s commitment to order additional requested items.

There can be no assurance that the Company will satisfy all the conditions of the Award Letter in a timely manner, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

Date: January 15, 2025	By: /s/ Karim Jobanputra
Karim Jobanputra
Chief Executive Officer and Director